CERTIFICATE OF AMENDMENT

                                      OF

                             CERTIFICATE OF TRUST

                                      OF

                      BERKSHIRE CAPITAL INVESTMENT TRUST





          This  Certificate  of  Amendment  is  filed  in  accordance with the provisions  of  the  Delaware  Business Trust Act (12 Del. C. Section 3801 et.

seq.) and sets forth the following:



1. The name of the business trust is BERKSHIRE CAPITAL INVESTMENT TRUST.



2. The Certificate of Trust filed on November 25, 1996 is to be amended, as the following persons shall hereinafter serve as all of the trustees of the

BERKSHIRE CAPITAL INVESTMENT TRUST:



                             Malcolm R. Fobes III

                                Ronald G. Seger

                                Leland F. Smith

                               Arthur J. Hopper



3. This Certificate of Amendment is to be effective upon this filing.



The  undersigned,  in  order  to  amend  the Certificate of Trust of BERKSHIRE

CAPITAL  INVESTMENT TRUST under the laws of the State of Delaware, hereby make and  file  this  Certificate  of  Amendment  this  __  day  of  January, 1997.



                                     -2A-

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